                                                               EXHIBIT 10.42

                                 LEASE AGREEMENT


THIS LEASE AGREEMENT is made this 15th day of March, 2000, between TROY HILL I LLC, a Delaware limited liability company "Landlord"), and UNITED STATIONERS SUPPLY Co., an Illinois corporation ("Tenant").

ANNUAL BASE RENT:                         $812,000.00 ($4.50 P.S.F.)

                                          [subject to adjustment pursuant to Section 2(a)]


BROKERS:                                  Manekin, LLC and Grubb & Ellis

BUILDING:                                 7090 Troy Hill Drive, Elkridge, Maryland 21075,

                                          Comprising of 271,600 square feet.

DEVELOPMENT:                              The entire Troy Hill Corporate Center

                                          Development (Parcels A-1 through A-26),

                                          Comprising of 169.65 acres.

INITIAL MONTHLY BASE RENT:                                                       67,666.67

                                          $4.50 per square foot per annum) [subject to

                                          adjustment pursuant to Section 2(a)].

INITIAL ESTIMATED MONTHLY

OPERATING EXPENSE PAYMENTS:               1. Common Area

(estimates only and subject to               Charges:                           $ 3,762.50

adjustments to actual costs and                          ($0.25 per square foot per annum)

expenses according to the                 2. Taxes:                             $ 6,020.00

provisions of this Lease)                                ($0.40 per square foot per annum)

                                          3. Insurance:                           $ 752.50

                                                         ($0.05 per square foot per annum)

INITIAL MONTHLY BASE RENT AND OPERATING EXPENSE PAYMENTS:                       $78,201.67

LEASE COMMENCEMENT DATE:                  April 1, 2000 (estimated). See Section 2(b).

LEASE TERM:                               Beginning on the Lease Commencement Date
                                          and ending on the last day of the fifth
                                          full calendar year after the Rent
                                          Commencement Date.

PREMISES:                                 That portion of the Building, containing
                                          one hundred eighty thousand six hundred
                                          (180,600) rentable square feet, as
                                          determined by Landlord, as shown on
                                          Exhibit A.

PROJECT: Troy Hill Corporate Center - Parcel A-l, comprising 30.44 acres, and the improvements constructed thereon or therein, including the buildings located at 7040 and 7090 Troy Hill Drive comprising of 543,200 rentable square feet.

RENT COMMENCEMENT DATE:                   60 days after Lease Commencement Date.

RIDERS:                                   Rider No. 1 - Renewal Option.


TENANT'S PROPORTIONATE SHARE OF BUILDING:         66.49%                       (180,600+271,600)

TENANT'S PROPORTIONATE SHARE OF PROJECT:          33.25%                       (180,600+543,200)

PROJECT'S PROPORTIONATE SHARE OF DEVELOPMENT:     18%               (30.44 acres / 169.65 acres)

TENANT'S REPRESENTATIVE, ADDRESS AND PHONE \
NUMBER:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.


         2. ACCEPTANCE OF PREMISES. (a) Landlord shall refinish the Premises as follows: (i) demolish the approximately 12,000 square feet of existing offices located in the front of the Premises; (ii) repaint and recarpet all remaining office areas using building standard materials; (iii) repair all damaged floor areas; (iv) increase or modify existing lighting to conform to Tenant's rack layout plan (the "Lighting Work"); and (v) upgrade truck loading area, as more specifically described on Exhibit B, attached hereto. The foregoing is hereinafter collectively referred to as "Landlord's Work". Landlord's Work shall be completed on or before the Lease Commencement Date except for installation of the dock levelers (as described on Exhibit B), which installation is expected to be completed 6-8 weeks after the date this Lease is executed and delivered by Tenant. All of Landlord's Work shall be performed by Landlord or Manekin, LLC at Landlord's sole cost and expense except for the Lighting Work, the cost of which shall be paid as follows. Landlord shall contribute up to Fifty Thousand Dollars ($50,000.00) toward the cost of the Lighting Work ("Landlord's Lighting Contribution"). In the event that the total cost of the Lighting Work is less than the amount of Landlord's Lighting Contribution, then the difference (the "Savings") shall be credited to Tenant as a reduction in Base Rent. The amount of the reduction shall be determined by amortizing the amount of the Savings over the initial Lease Term (commencing on the Rent Commencement Date), with interest at the rate of ten percent (10%) per annum. All costs and expenses incurred by Landlord for work or materials in connection with the Lighting Work which exceed Landlord's Lighting Contribution shall be deemed additional rent, and shall be paid by Tenant upon receipt from Landlord of an invoice therefor.


                  (b) The Lease Commencement Date will be April 1, 2000, so long as: {i) this Lease is executed by Tenant and delivered to Landlord on or before March 6, 2000; (ii) Landlord is given adequate access to the Premises by March 6, 2000 in order to allow the commencement of Landlord's Work; and (iii) by March 21, 2000, the trade fixtures, inventory and personality of the existing tenant shall have been completely removed from the Premises (collectively, the "Delivery Conditions"). The Lease Commencement Date of April 1, 2000 will be delayed by one day for each day of delay in satisfying each of the Delivery Conditions by the required deadline. Landlord and Tenant agree to use their good faith efforts to cause each of the Delivery Deadlines to occur by the required date. In the event that Landlord shall be unable, by reason of construction delays or otherwise, to deliver possession of the Premises on the Lease Commencement Date, then the date on which Landlord shall deliver possession shall thereafter be deemed the Lease Commencement Date for all purposes of this Lease. In the event that the Lease Commencement Date fails to occur by April 10, 2000 due to Landlord's failure to obtain access to the Premises by March 6, 2000, or the existing tenant's failure to fully vacate the Premises by March 21, 2000, then the Free Rent Period, as defined below, shall be extended by two (2) days for each day after April 10, 2000 until the Lease Commencement Date occurs, as Tenant's sole remedy for Landlord's failure to deliver possession by April 10, 2000. In the event that the Lease Commencement Date fails to occur by April 30, 2000 for any reason whatsoever, then Landlord or Tenant may terminate this Lease by giving written notice to the other of such termination by May 5, 2000, in which event any rental or operating expense payments previously made by Tenant to Landlord hereunder shall be promptly returned to Tenant and neither Landlord nor Tenant shall have any further liability hereunder.


                  (c) On the Lease Commencement Date or such later date as Landlord may request, Tenant shall promptly enter into a supplementary written agreement (the "Lease Commencement Agreement") in substantially the form attached hereto as "Exhibit C" or in such other form as Landlord shall prescribe, thereby specifying, among other matters, the date as of which the Lease Term shall have begun, the Rent Commencement Date, and the date as of which the Lease Term shall end.


                  (d) Tenant shall accept the Premises in its condition as of the Lease Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions, subject however to the following sentence. Landlord hereby represents, warrants and covenants to Tenant that, on the Lease Commencement Date, the Premises will comply with (at Landlord's expense) all applicable laws, regulations and building codes affecting the Building generally (and not arising out of Tenant's specific use) including, without limitation, all laws governing non-discrimination in public accommodations and commercial facilities including, without limitation, the requirements of the Americans with Disabilities Act and all regulations thereunder. Except as set forth in the preceding sentence, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in this subparagraph (dj or in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken, except for items that are Landlord's responsibility under this subparagraph (dj or Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project. Outside storage, including without limitation, storage of trucks, trailers and other vehicles, is prohibited without Landlord's prior written consent; provided, however, that short-term parking of trucks, trailers and other vehicles in designated parking areas is permitted, and long-term parking of trucks and trailers at Tenant's loading docks is permitted. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Lease Commencement Date shall be subject to all obligations of Tenant under this Lease.


         4. BASE RENT. Commencing on the Rent Commencement Date, it being understood and agreed that Tenant shall have and enjoy the Premises from the Lease Commencement Date until the Rent Commencement Date (the "Free Rent Period"} without the obligation to pay Base Rent, Tenant shall pay Base Rent in the amount set forth above. Although Tenant has been given the Premises free of the obligation to pay Base Rent during the Free Rent Period, Tenant shall otherwise observe, perform and obey all other obligations on its part to observe, perform and obey during such Free Rent Period. The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereinafter defined} shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each and every calendar month for which payment is due succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month, including the month in which the Rent Commencement Date shall occur, shall be prorated based upon the number of days in each such partial month. All payments required to be made by Tenant 'to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days after written notice to Tenant that such amount is due, Tenant shall pay to Landlord on demand a late charge equal to two and one-half percent (2.5%) of such delinquent sum; provided, however, that no notice shall be required to be given to Tenant, and such late charge shall be automatically due, if Landlord has given such notice to Tenant once in the preceding twelve months. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

         5. INTENTIONALLY DELETED.


         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, commencing on the Rent Commencement Date, on the same date THAT Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share of Operating Expenses for the Building (with respect to utilities and other Building specific expenses), the Project (with respect to Taxes, insurance, exterior site lighting, and other common area maintenance and expenses shared by the buildings within the Project), and the Development (with respect to stormwater management expenses, Development signage, and other expenses shared by all buildings within the Development), as the case may be. Payments thereof for any fractional calendar month shall be prorated. Set forth on Exhibit D attached hereto is an estimated budget of the Operating Expenses for calendar year 2000. Landlord hereby agrees to use its good faith efforts to maintain the cost of those Operating Expenses within Landlord's reasonable control. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes (provided, however, that the amount of fees paid to tax consultants and attorneys and included in Operating Expenses shall not exceed the amount of savings in Taxes resulting from such contest); insurance; utilities; maintenance, common area maintenance, repair and replacement of all portions of the Building, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, lighting, electrical systems and other mechanical and Building systems; the cost of maintaining a limited parts and labor service contract on all heating, ventilation and air conditioning systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Building is subject; the Project's pro rata share of certain expenses incurred for the Development (including stormwater management expenses, Development signage, and certain landscaping for the Development); property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Building or in order to comply with Legal Requirements (other than those the Project expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses shall include the costs and expenses for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease provided such costs are amortized or depreciated in accordance with consistently applied accounting principles.

         Operating Expenses shall not include debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants, including without limitation, the Tenant.

         If Tenant's total payments of Operating Expenses for any year are less than Tenant's applicable Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand (which demand shall include an itemization of the costs included within the Operating Expenses for the applicable year), and if more, then Landlord shall retain such excess and credit it against Tenant's next monthly installment of Base Rent. Unless Tenant gives Landlord written notice of its exception to any such demand within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of any exception within such thirty (30) day period, Tenant shall nevertheless be obligated to pay the additional rent. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year (except as to Taxes, which shall mean July 1 - June 30) except the first year, which shall begin on the Lease Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which are allocated to the Building, the Project, or the Development, as provided in the first paragraph of this Paragraph 6, Tenant's Proportionate Share shall be the applicable percentages set forth on page 2 of this Lease as reasonably adjusted by Landlord from time to time to include changes in the overall size of the Building, the Project or the Development, as the case may be. With respect to Operating Expenses which Landlord allocates only to the Building, Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's or Landlord's property manager's office, during normal business hours, at Tenant's sole cost and expense, Landlord's records and invoices relating to the Operating Expenses for the immediately preceding period; PROVIDED, HOWEVER, that unless Tenant shall have given Landlord written notice of its exception to any such statement for additional rent within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant; PROVIDED FURTHER that in the event that Tenant shall give to Landlord written notice of its exception to such statement within such thirty (30) day period, Tenant shall nevertheless be obligated to pay the additional rent pursuant to and within the time period required by the provisions of this Section, but shall have the right, following such payment, to contest the amount set forth in such statement in a court of competent jurisdiction without being in breach or default of this Lease.

         7. UTILITIES. Except to the extent commonly metered and included within Operating Expenses, Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, and shall pay all maintenance charges for utilities and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause, at Tenant's expense, any utilities to be separately metered or charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

         8. TAXES. Landlord shall pay all Taxes that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6. "Taxes" shall mean any present or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges, and/or other governmental and/or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the Real property of which the Premises are a part or any part or parts of said property, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing but shall not include any inheritance, estate, succession, income, profits or franchise tax, provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the Lease Term shall be altered or eliminated so as to cause the whole or any part of the items defined as Taxes above to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the buildings, wholly or partly in place of an imposition on or as a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the real property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of "Taxes". All reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in Taxes or any increase in the assessment of the Real Property shall be included as an item of Taxes. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property of fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         Tenant acknowledges that Landlord must pay the Taxes for an entire tax year (i.e., July 1 - June 30) in advance. Therefore, within thirty (30) days after the Commencement Date, Tenant shall pay to Landlord a sum equal to Tenant's Proportionate Share of the pre-paid Taxes paid by Landlord for the tax year in which the Commencement Date occurs (the "Commencement Tax Year"), pro-rated from the Commencement Date to the end of the Commencement Tax Year. During the tax year immediately following the Commencement Tax Year (the "Second Tax Year"), Tenant shall reimburse Landlord, upon receipt of an invoice therefor, for Tenant's Proportionate Share of any pre-paid Taxes paid by Landlord with respect to the Second Tax Year, after subtracting therefrom the amount of any estimated payments made by Tenant pursuant to this Section 8 with respect to such Second Tax Year. Thereafter, Tenant's estimated monthly amount of Tenant's Proportionate Share of Taxes as set forth above shall be adjusted to reflect its Proportionate Share of such actual Taxes, which monthly amounts shall be applied to the tax years immediately following the Second Tax Year and succeeding tax years, subject to further adjustment. Following termination of the Lease Term by passage of time or for any reason other than Tenant's default of this Lease (the "Termination Date"), Tenant shall be reimbursed by Landlord to the extent of any Proportionate Share of Taxes which it has pre-paid as of such Termination Date for the period beyond such Termination Date.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building, less a commercially reasonable deductible. Landlord may, but is not obligated to, maintain such other insurance and additional coverage as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

         Tenant, at its expense, shall maintain during the Lease Term: (i) all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; (ii) worker's compensation insurance with no less than the minimum limits required by law; (iii) employer's liability insurance with such limits as required by law; and, (iv) commercial liability insurance with a minimum limit of $1,000,000 per occurrence and a minimum umbrella of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Manekin, LLC as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall be given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

         The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord and Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by a risk which is covered by all risk property insurance actually in place, and each party waives any claims against the other party and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

         10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including but not limited to, roofs, driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, the interior side of demising walls and the heating, ventilation and air conditioning system (to the extent not covered under the maintenance contract provided by Landlord at Tenant's expense pursuant to Paragraph 6) (it being understood and agreed, however, that the repair and/or replacement of the roof is the obligation of Landlord, subject to any reimbursement by Tenant as set forth in Section 6 above). Any repair and replacements of those portion of the Premises for which Tenant is responsible include capital expenditures and repairs whose benefit may extend beyond the Term. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may, but shall not have the obligation to, perform such work and shall be reimbursed by Tenant, as additional rent hereunder, within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees, and any repair that benefits only the Premises.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements to the Premises made by or on behalf of Tenant ("Tenant-Made Alterations"), shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with

Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only grades of materials acceptable to Landlord shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its prior written approval, which consent shall not be unreasonably withheld. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

         Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, and normal office equipment (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises or any component thereof, and may be removed without injury to the Premises. Tenant may also make non-structural changes to the Premises which do not substantially change the character of the Premises or affect the mechanical, electrical, or plumbing systems in the Premises, and which in each instance cost less than $10,000.00, without the prior consent of Landlord, provided Tenant has notified Landlord of such changes and has provided Landlord a reasonably complete set of plans and specifications at least thirty (30) days prior to commencing work. The construction, erection, installation thereof must also comply with all Legal Requirements and with Landlord's Requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designed for non-reserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant further agrees that it will not use, or permit its employees or invitees to use, more than 180 parking spaces at any given time in order to assure adequate parking for all tenants of the Project.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take six
(6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord's insurance policy within ten (10) days after the presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking materially interferes with Tenant's use of the entire Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Building or the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTINQ. Without Landlord's prior written consent, to be determined in its sole discretion, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord, provided Tenant remains primarily liable for all of its obligations hereunder. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

         Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of all rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rent payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rent and other excess consideration within ten (10) business days following receipt thereof by Tenant.

         If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder, Landlord may collect any rent due hereunder from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the rent due hereunder; and all such rent collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of any rent due hereunder or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's managers, agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Except in the event of an emergency, any such entry shall be during regular business hours and with at least 24 hours' prior notice to Tenant (which notice may be verbal). Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If, at all times during the Lease Term, Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant, subject to the terms of this Lease and all matters of record, shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         22. HOLDING_OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one and one-half times the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of ten (10) days from the date Landlord has given Tenant notice that such payment was due; provided, however, that no notice shall be required to be given to Tenant, and Tenant shall be in immediate default, if Landlord has given such notice to Tenant once in the preceding twelve months.

                  (ii) Tenant shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (v) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant becomes aware that any such lien or encumbrance has been filed against the Premises.

                  (vi) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default [unless such compliance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period as is reasonably necessary, so long as Tenant commences the cure within the original thirty (30) day period and diligently prosecutes the same thereafter].

         24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election, terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

         If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease. Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

         If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom) to satisfy all rental provided for in this Lease to be paid, then Tenant shall immediately satisfy and Pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of any rental due under this Lease or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter" "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure [unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary, so long as Landlord commences the cure within the original thirty (30) day period and diligently prosecutes the same thereafter]. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Subject to the terms and conditions of Section 39, all obligations of Landlord under this Lease shall be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD EACH WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon, this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 business days after receipt of request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease, and Tenant's failure to deliver an estoppel certificate within said 10-business day period shall be deemed a material default by Tenant under this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used and sold by Tenant, which products are set forth on the attached Exhibit "F", Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statues, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 39601 et seq.), as amended from time to time; the Resource Conservation and Recovery Act (42 U.S.C. 36901 et seq.), as amended from time to time; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements (including (a) any "oil" as defined by the Maryland Environment Code Ann., ss.4-401(g), as amended from time to time, and regulations promulgated thereunder, (b) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann. ss.7-201, as amended from time to time, and regulations promulgated thereunder, and (c) any "infectious waste" as defined by the Maryland Environment Code Ann., ss.9-227, as amended from time to time and regulations promulgated thereunder), asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

         Tenant shall indemnify, defend, and hold Landlord, and its managers and agents, harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project and loss of rental income from the Project, claims, demands, actions, suits damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord, or its managers and agents, as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such non-compliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

         Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case, Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. If any printed provision of this Lease is deleted by the parties, such deletion may not be utilized in interpreting the rights of the parties hereunder; but each party shall have all rights which it would have had, at law or otherwise, if such deleted provision had never been printed herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS.

                  (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

                  (b) If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, each shall be Jointly and severally liable for the obligations of Tenant.

                  (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed, if to Tenant, at the Premises, with a copy to Tenant at 2200 E. Golf Road, Des Plaines, Illinois 60016, Attention: General Counsel, and if to Landlord, c/o Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046; Attn:
General Counsel, with a copy to Ann Clary Gordon, Esq., Shapiro and Olander, 20th Floor, 36 S. Charles Street, Baltimore, Maryland 21201. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon attempted delivery if delivery is refused for any reason or upon actual receipt.

                  (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

                  (e) At Landlord's request from time to time, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

                  (f) Neither this Lease nor a memorandum of Lease shall be filed by or on behalf of Tenant in any public record without Landlord's prior written approval given in its sole discretion, except that Tenant shall not be prohibited from filing a copy of same with its 10K Reports if legally required to do so. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease which if recorded shall be recorded at the expense of the party requesting recordation of same.

                  (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                  (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                  (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease (other than Base Rent or estimated Operating Expenses for which a late charge is set forth in Section 4 above), shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or twenty percent (20%) per year. It is expressly the intent of Landlord and Tenant at all items to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                  (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

                  (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

                  (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         38. LIMITATION OF LIABILITY OF LANDLORD. It is understood that Landlord is a limited liability company and that any 'obligation or liability whatsoever of Landlord, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall any such liability or obligation be enforced against the property of Landlord, (other than the Building), nor be enforced against the property of Landlord's members, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                    LANDLORD:

                                   TROY HILL I LLC,

                                   A Delaware Limited Liability Company



                                   By:  The Prudential Insurance Company of


                                        America, managing member _~



                                   -------------------------------------------

                                   By:                                  (SEAL)
                                       ---------------------------------

                                   -------------------------------------------

                                   Name:    Nar~e:' - ~'/~,/,//j~. ~,~'
                                            ~,g~-
                                   -------------------------------------------

                                   Title:       V I --V R-               -/-
                                   -------------------------------------------
                                   TENANT:

                                   UNITED STATIONERS SUPPLY CO.

                                   TITLE: